                                                                    EXHIBIT 99.1



            GREATER BAY BANCORP 1996 STOCK OPTION PLAN, AS AMENDED
            ------------------------------------------------------
                            Effective May 17, 2000

1.   PURPOSE.
     -------

     The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides for the grant of Nonstatutory Options, ISOs intended to qualify under Section 422 of the Code, and the grant of Restricted Stock Awards.

2.   DEFINITIONS.
     -----------

     (a) "Board of Directors" shall mean the Board of Directors of the Company,
          ------------------
as constituted from time to time.

     (b) "Change in Control" shall mean the occurrence of either of the
          -----------------
following events:

          (i) A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

               (A) Had been directors of the Company 24 months prior to such change; or

               (B) Were elected, or nominated for election, to the Board of Directors 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (ii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities. For purposes of this Paragraph
     (ii), the term "person" shall not include an employee benefit plan maintained by the Company.

     (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     (d)  "Committee" shall mean a committee of the Board of Directors, as
           ---------
described in Section 3(a), or in the absence of such a committee, the Board of Directors.

     (e)  "Company" shall mean Greater Bay Bancorp, a California corporation,
           -------
formerly known as Mid-Peninsula Bancorp, a California corporation.

     (f)  "Employee" shall mean:
           --------

          (i) Any individual who is a common-law employee of the Company or of a Subsidiary;

          (ii)   A member of the Board of Directors; and

          (iii) An independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors.

Service as an independent contractor or member of the Board of Directors shall be considered employment for all purposes of the Plan, except as provided in
Section 4(a).

     (g)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

     (h)  "Exercise Price" shall mean the amount for which one Share may be
           --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (i)  "Fair Market Value" shall mean the market price of Stock, determined
           -----------------
by the Committee as follows:

          (i) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

          (iii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (j)  "Grantee" means an individual who holds a Restricted Stock Award.
           -------

     (k)  "ISO" shall mean an employee incentive stock option described in
           ---
Section 422(b) of the Code.

     (l)  "Nonstatutory Option" shall mean a stock option not described in
           -------------------
Sections 422(b) or 423(b) of the Code.

     (m)  "Option" shall mean an ISO or Nonstatutory Option granted under the
           ------
Plan and entitling the holder to purchase Shares.

     (n)  "Optionee" shall mean an individual who holds an Option.
           --------

     (o)  "Plan" shall mean this Greater Bay Bancorp 1996 Stock Option Plan, as
           ----
it may be amended from time to time.

     (p)  "Restricted Stock" means shares of Common Stock issued or issuable
           ----------------
pursuant to a grant of Restricted Stock Award.

     (q)  "Restricted Stock Award" means the right to earn Restricted Stock
           ----------------------
under the Plan.

     (r)  "Restricted Stock Award Agreement" means a written agreement between
           --------------------------------
the Company and the Grantee which contains the terms, conditions and restrictions pertaining to his or her Restricted Stock Award.

     (s)  "Restrictions" shall mean (a) the restrictions on sale or other
           ------------
transfer (b) the exposure to forfeiture set forth in Section 4 of the Restricted Award Agreement and/or (c) the restrictions relating to performance, if any, set forth on Appendix A of the Restricted Stock Award Agreement.

     (t)  "Retirement" shall have the same meaning as "Retirement," as defined
           ----------
in the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     (u)  "Service" shall mean service as an Employee.
           -------

     (v)  "Share" shall mean one share of Stock, as adjusted in accordance with
           -----
Section 9 (if applicable).

     (w)  "Stock" shall mean the Common Stock of the Company.
           -----

     (x)  "Stock Option Agreement" shall mean the agreement between the Company
           ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     (y)  "Subsidiary" shall mean any corporation, if the Company and/or one or
           ----------
more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (z)  "Substitute Option" shall mean an option described in Section 6(j).
           -----------------

     (aa) "Substitute Restricted Stock Award" shall mean a restricted stock
           ---------------------------------
award described in Section 7(m).

     (bb) "Total and Permanent Disability" shall mean that the Optionee or
           ------------------------------
Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

3.   ADMINISTRATION.
     --------------

     (a)  Committee Membership.  The Board of Directors shall have the authority
          --------------------
to administer the Plan but may delegate its administrative powers under the Plan, in whole or in part, to one or more committees of the Board of Directors. With respect to the participation of Employees who are subject to Section 16 of the Exchange Act, the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as "nonemployee directors" as defined in Securities and Exchange Commission Rule 16b-3 under the Exchange Act. The Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as "outside directors" as defined by the Internal Revenue Service for awards intended to qualify for an exemption under Section 162(m)(4)(C) of the Code.

     (b)  Committee Procedures.  The Board of Directors shall designate one of
          --------------------
the members of any Committee appointed under paragraph (a) as chairman. Any such Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (c)  Committee Responsibilities. Subject to the provisions of the Plan, any
          --------------------------
such Committee shall have full authority and discretion to take the following actions:

          (i)    To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to, Stock Option Agreements and Restricted Stock Award Agreements) required to carry out the purposes of the Plan;

          (iv) To determine when Options and Restricted Stock Awards are to be granted under the Plan;

          (v)    To select the Optionees and Grantees;

          (vi) To determine the number of Shares to be made subject to each Option and Restricted Stock Award;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To prescribe the terms and conditions of each Restricted Stock Award, including (without limitation) Restrictions (if any), and to specify the provisions of the Restricted Stock Award Agreement relating to such Restricted Stock Award;

          (ix) To amend any outstanding Stock Option Agreement and Restricted Stock Award Agreement, subject to applicable legal restrictions and to the consent of the Optionee or Grantee who entered into such agreement;

          (x) To prescribe the consideration for the grant of each Option and Restricted Stock Award under the Plan and to determine the sufficiency of such consideration; and

          (xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and Grantees, and all persons deriving their rights from an Optionee or Grantee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option or Restricted Stock Award.

4.   ELIGIBILITY.
     -----------

     (a)  General Rules.  Only Employees shall be eligible for designation as
          -------------
Optionees or Grantees by the Committee. In addition, only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs.

     (b)  Ten-Percent Stockholders. An Employee who owns more than 10 percent of
          ------------------------
the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

          (i) The Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and

          (ii) Such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     (c)  Attribution Rules.  For purposes of Subsection (b) above, in
          -----------------
determining stock ownership, the rules of Section 424(d) of the Code shall apply.

     (d)  Outstanding Stock.  For purposes of Subsection (b) above, "outstanding
          -----------------
stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

5.   STOCK SUBJECT TO PLAN.
     ---------------------

     (a)  Basic Limitation.  Shares reserved for issuance pursuant to the
          ----------------
exercise of Options and Restricted Stock Awards granted under the Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued pursuant to the exercise of

Options and Restricted Stock Awards granted under the Plan shall be 4,915,780, all of which may be issued pursuant to the exercise of ISOs, Nonstatutory Options or Restricted Stock Awards granted under the Plan. The number of Shares which are subject to Options or Restricted Stock Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b)  Additional Shares.  In the event that any outstanding option granted
          -----------------
under this Plan, including Substitute Options, or the Prior Plan, for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such option shall become available for the purposes of this Plan. In the event that any outstanding Restricted Stock Award granted under this Plan, including Substitute Restricted Stock Awards, for any reason expires or is canceled, forfeited or otherwise terminated, the Shares allocable to the unearned portion of such Restricted Stock Award shall become available for the purposes of this Plan.

6.   TERMS AND CONDITIONS OF OPTIONS.
     -------------------------------

     (a)  Stock Option Agreement.  Each grant of an Option under the Plan shall
          ----------------------
be evidenced by a Stock Option Agreement executed by the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b)  Number of Shares. Each Stock Option Agreement shall specify the number
          ----------------
of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 60,000 Shares, subject to
                                                       ------
adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c)  Exercise Price. Each Stock Option Agreement shall specify the Exercise
          --------------
Price. The Exercise Price of an Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b) with respect to ISO's and Section 6(i) with respect to Substitute Options. The Exercise Price shall be payable in a form described in
Section 8.

     (d)  Withholding Taxes.  As a condition to the exercise of an Option, the
          -----------------
Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

     (e)  Exercisability.  Each Stock Option Agreement shall specify the date
          --------------
when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion; provided however, that:

          (i) Each Stock Option Agreement shall provide for immediate exercisability of the entire Option in the event of a Change in Control.

          (ii) In the event that an Optionee's Service terminates, the Option shall be exercisable only to the extent the Option was vested as of the date of such termination, unless otherwise specified in the Optionee's Stock Option Agreement.

     (f)  Term.  Each Stock Option Agreement shall specify the term of the
          ----
Option. The term of an ISO shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire. In the event that the Optionee's Service terminates:

          (i) As a result of such Optionee's death or Total and Permanent Disability, the term of the Option shall expire twelve months (or such other period specified in the Optionee's Stock Option Agreement) after such death or Total and Permanent Disability but not later than the original expiration date specified in the Stock Option Agreement.

          (ii) As a result of termination by the Company for cause, the term of the Option shall expire thirty days after the Company's notice or advice of such termination is dispatched to Employee, but not later than the original expiration date specified in the Stock Option Agreement. For purposes of this Paragraph (ii), "cause" shall mean an act of embezzlement, disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of Optionee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determine to constitute good cause for termination of Optionee's Service. As used in this Paragraph (ii), Company includes Subsidiaries of the Company.

          (iii) As a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the Option shall expire three months (or such other period specified in the Optionee's Stock Option Agreement) after such termination, but not later than the original expiration date specified in the Stock Option Agreement.

     (g)  Transferability. During an Optionee's lifetime, such Optionee's ISO(s)
          ---------------
shall be exercisable only by him or her and shall not be transferable. An Optionee's Nonstatutory Options shall also not be transferable during the Optionee's lifetime, except to the extent otherwise permitted in the Optionee's Stock Option Agreement. Subject to prior permitted transfers, in the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will, by written beneficiary designation or by the laws of descent and distribution.

     (h)  No Rights as a Stockholder.  An Optionee, or a transferee of an
          --------------------------
Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

     (i)  Modification, Extension and Renewal of Options. Within the limitations
          ----------------------------------------------
of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

     (j)  Substitute Options.  If the Company at any time should succeed to the
          ------------------
business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, Options may be granted under the Plan in substitution of options previously granted by such corporation to purchase shares of its stock which options are outstanding at the date of the succession ("Surrendered Options"). It is specifically intended that this section of the Plan shall authorize the granting and issuance of Substitute Options pursuant to the terms of: (i) the Amended and Restated Agreement and Plan of Reorganization by and between Mid-Peninsula Bancorp and Cupertino National Bancorp dated June 26, 1996 and (ii) the Agreement and Plan of Reorganization by and among the Company, GBB Acquisition Corp., and Peninsula Bank of Commerce dated November 3, 1997. The Committee shall have discretion to determine the extent to which such Substitute Options shall be granted, the persons to receive such Substitute Options, the number of Shares to be subject to such Substitute Options, and the terms and conditions of such Substitute Options which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms and conditions of the Surrendered Options. The Exercise Price may be determined without regard to Section 6(c); provided however, that the Exercise Price of each Substitute Option shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Options are to be ISO's, in compliance with Section 424(a) of the
Code), the economic benefit provided by such Substitute Option is not greater than the economic benefit represented by the Surrendered Option as of the date of the succession.

7.   TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.
     -----------------------------------------------

     (a)  Restricted Stock Award Agreement.  Each grant of a Restricted Stock
          --------------------------------
Award under the Plan shall be evidenced by a Restricted Stock Award Agreement executed by the Grantee and the Company. Such Restricted Stock Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions, including any Restrictions, which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Restricted Stock Award Agreement. The Restricted Stock Award Agreement shall specify the purchase price (if any) for the Restricted Stock. The provisions of the various Restricted Stock Award Agreements entered into under the Plan need not be identical.

     (b)  Number of Shares.  Each Restricted Stock Award Agreement shall specify
          ----------------
the number of Shares that are subject to the Restricted Stock Award and shall provide for the adjustment of such number in accordance with Section 9.

     (c)  Withholding Taxes.  As a condition to the lapse of any Restrictions to
          -----------------
the Restricted Stock Award, the Grantee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such lapse. The Committee may permit the Grantee to satisfy all or part of his or her tax obligations related to the Restricted Stock Award by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

     (d)  Restrictions.  Each Restricted Stock Award Agreement shall specify any
          ------------
Restrictions on the Restricted Stock Award. Each Restricted Stock Award Agreement shall specify the date(s) when all or any Restrictions to the Restricted Stock Award shall lapse or the Restrictions (if any) relating to performance satisfaction of which shall cause such Restrictions to lapse. The lapse of any Restrictions shall be determined by the Committee at its sole discretion.

     (e)  Escrow of Restricted Stock.  Until all Restrictions have expired or
          --------------------------
been removed, the Secretary or such other escrow holder as the Board of Directors may appoint shall retain custody of the stock certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her.

     (f)  Termination of Service and Forfeiture of Restricted Stock.  Each
          ---------------------------------------------------------
Restricted Stock Award Agreement shall specify the term of the Restricted Stock
Award.   Subject to the preceding sentence, the Committee at its sole discretion shall determine when a Restricted Stock Award is to expire. In the event that the Grantee's Service terminates:

          (i) As a result of such Grantee's death or Total and Permanent Disability, or in the event of Grantee's Retirement, the term of the Restricted Stock Award shall expire and any Restrictions on the Restricted Stock Awards immediately shall lapse upon such death, Total and Permanent Disability or Retirement but not later than the original expiration date specified in the Restricted Stock Award Agreement.

          (ii) As a result of termination by the Company for cause, or any other event resulting in the termination of Grantee's Service not specified in
     Section 7(f)(i) above, the term of the Restricted Stock Award shall expire thirty days after the Company's notice or advice of such termination is dispatched to Employee, but not later than the original expiration date specified in the Restricted Stock Award Agreement. In the event that a Grantee's Service terminates for cause, or any other event resulting in the termination of Grantee's service not specified in Section 7(f)(i) above, the Shares subject to the Restricted Stock Award shall be earned only to the extent the such Shares were earned as of the date of such termination, unless otherwise specified in the Grantee's

     Restricted Stock Award Agreement. In such event, the Grantee shall forfeit the right to earn any Restricted Stock subject to the Restricted Stock Award as to which vesting has not yet occurred, and the Restricted Stock so forfeited shall be returned to the Company.

     For purposes of this Paragraph (ii), "cause" shall mean an act of embezzlement, disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of Grantee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determine to constitute good cause for termination of Grantee's Service. As used in this Paragraph (ii), Company includes Subsidiaries of the Company.

     (g)  No Fractional Shares. In determining the number of shares of
          --------------------
Restricted Stock which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all Restrictions lapse or expire.

     (h)  Timing of Distributions: General Rule.  Except as provided in
          -------------------------------------
Subsection (i) below, certificates representing Restricted Stock shall be distributed to the Grantee as soon as practicable after all Restrictions have lapsed or expired.

     (i)  Conditions to Issuance of Certificates.  The Company shall not be
          --------------------------------------
required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

          (a) The listing of such shares on all stock exchanges on which such class of stock is then listed;

          (b) The registration or qualification of such shares under any federal or state securities laws or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its sole and absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board of Directors shall, in its sole and absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time as the Board of Directors may from time to time establish for reasons of administrative convenience;

          (e) The receipt by the Company of full payment for any applicable withholding tax.

     (j)  Transferability.  A Grantee's Restricted Stock Award shall not be
          ---------------
transferable during the Grantee's lifetime, except to the extent otherwise permitted in the Grantee's Restricted Stock Award Agreement. Subject to prior permitted transfers, in the event of a

Grantee's death, such Grantee's Restricted Stock Award(s) shall not be transferable other than by will, by written beneficiary designation or by the laws of descent and distribution.

     (k)  Rights as Stockholder.  Upon the delivery of Restricted Stock to the
          ---------------------
escrow holder pursuant to the Restricted Stock Award Agreement, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, subject to the Restrictions and the Restricted Stock Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional Shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits or any other form of recapitalization in respect of Shares of Restricted Stock subject to Restrictions shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or expire.

     (l)  Modification, Extension and Renewal of Options. Within the limitations
          ----------------------------------------------
of the Plan, the Committee may modify, extend or renew outstanding Restricted Stock Awards or may accept the cancellation of outstanding Restricted Stock Awards (to the extent not previously earned) in return for the grant of new Restricted Stock Awards at the same or a different price. The foregoing notwithstanding, no modification of a Restricted Stock Award shall, without the consent of the Grantee, impair such Grantee's rights or increase his or her obligations under such Restricted Stock Award.

     (m)  Substitute Restricted Stock Award.  If the Company at any time should
          ---------------------------------
succeed to the business of another corporation through merger or consolidation, or through the acquisition of stock or assets of such corporation, Restricted Stock Awards may be granted under the Plan in substitution of restricted stock awards previously granted by such corporation with respect to shares of its stock which restricted stock awards are outstanding at the date of the
succession ("Surrendered Restricted Stock Awards").   The Committee shall have
discretion to determine the extent to which such Substitute Restricted Stock Awards shall be granted, the persons to receive such Substitute Restricted Stock Awards, the number of Shares to be subject to such Restricted Stock Awards, and the terms, conditions and restrictions of such Substitute Restricted Stock Awards which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Restricted Stock Awards. The Restrictions may be determined in the sole discretion of the Committee; provided however, that the Restrictions of each Substitute Restricted Stock Award shall be equivalent to the Restrictions represented by the Surrendered Restricted Stock Award as of the date of the succession.

8.   PAYMENT FOR SHARES.
     ------------------

     (a)  General Rule.  The entire consideration for Shares issued under the
          ------------
Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

          (i)  ISOs. In the case of an ISO granted under the Plan, payment shall
               ----
     be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c) or (d) below.

          (ii)   Nonstatutory Options. In the case of a Nonstatutory Option
                 --------------------
     granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections (b), (c), or (d) below.

          (iii)  Restricted Stock Awards. In the case of a Restricted Stock
                 -----------------------
     Award granted under the Plan, payment (if any) shall be made only pursuant to the express provisions of the applicable Restricted Stock Award Agreement.

     (b)  Surrender of Stock.  To the extent that this Subsection (b) is
          ------------------
applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or Grantee or his or her representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

     (c)  Exercise/Sale.  To the extent that this Subsection (c) is applicable,
          -------------
payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option, or the consideration for the Restricted Stock Award, whichever the case may be, and any withholding taxes.

     (d)  Exercise/Pledge. To the extent that this Subsection (d) is applicable,
          ---------------
payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price of the Option, or the consideration for the Restricted Stock Award, whichever the case may be, and any withholding taxes.

9.   ADJUSTMENT OF SHARES.
     --------------------

     (a)  General.  In the event of a subdivision of the outstanding Stock, a
          -------
declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of:

          (i) The number of Shares available under Section 5 for future grants;

          (ii)   The limit set forth in Section 6(b) and Section 7(b);

          (iii) The number of Shares covered by each outstanding Option and consideration for each outstanding Restricted Stock Award; or

          (iv) The Exercise Price under each outstanding Option and Restricted Stock Award.

     (b)  Reorganizations.  In the event that the Company is a party to a merger
          ---------------
or other reorganization, outstanding Options and Restricted Stock Awards shall be subject to the agreement of merger or reorganization. Subject to the provisions of Section 6(e)(i) and Section 7(d)(i), such agreement may provide, without limitation, for the assumption of outstanding Options and Restricted Stock Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the then-current Fair Market Value of such Share on an unrestricted basis, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, or the removal of any or all Restrictions on Restricted Stock Awards, in all cases without the Optionees' or Grantees' consent. Any cancellation of Options shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration and have had reasonable opportunity to exercise their Options.

     (c)  Reservation of Rights.  Except as provided in this Section 9, an
          ---------------------
Optionee or Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option and the number of or consideration for Shares subject to a Restricted Stock Award. The grant of an Option or Restricted Stock Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.  SECURITIES LAWS.
     ---------------

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

11.  NO RETENTION RIGHTS.
     -------------------

     Neither the Plan nor any Option or Restricted Stock Award shall be deemed to give any individual a right to remain an employee or consultant of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee or consultant at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

12.  DURATION AND AMENDMENTS.
     -----------------------

     (a)  Term of the Plan.  The Plan, as set forth herein, shall become
          ----------------
effective as of the Effective Date, provided that the Plan has been approved by the shareholders of the Company in the manner required by applicable law or regulation. The Plan, if not extended, shall terminate automatically ten years after the Effective Date, except that any ISO's granted under the Plan must be granted by September 18, 2006, ten years after the Plan was adopted by the Board of Directors. It may be terminated on any earlier date pursuant to Subsection (b) below.

     (b)  Right to Amend or Terminate the Plan.  The Board of Directors may
          ------------------------------------
amend, suspend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws or regulations.

     (c)  Effect of Amendment or Termination.  No Shares shall be issued or sold
          ----------------------------------
under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option or Restricted Stock Award previously granted under the Plan.